                                                                   EXHIBIT 10.03

                           EIGHTH AMENDMENT TO LEASE

     THIS EIGHTH AMENDMENT TO LEASE ("Amendment") is made as of October 16, 1998, by and between 110 ATRIUM PLACE ASSOCIATES, LLC, a California limited liability company ("Lessor"), and ASYMETRIX LEARNING SYSTEMS, INC. (formerly Asymetrix Corporation), a Delaware corporation ("Lessee").

                                    Recitals

     A. Pursuant to the terms of the written Lease Agreement dated May 24, 1991 (the "Original Lease") between Dean Witter Realty Income Partnership II, L.P., a Delaware limited partnership ("Original Lessor") and Lessee, Original Lessor leased to Lessee, and Lessee leased from Original Lessor approximately 25,626 rentable square feet of office space identified as Suite 717 on the 7th floor of the building known as 110 Atrium Place located at 110 - 110th Avenue N.E., Bellevue, Washington (the "Building"). Original Lessor and Lessee entered into a First Amendment to Lease dated April 16, 1992 (the "First Amendment") by which Lessee leased additional space on the 7th floor of the Building, consisting of approximately 6,641 rentable square feet, known as Suites 705 and 710; a Second Amendment to Lease dated as of May 20, 1992 (the "Second Amendment") by which Lessee leased additional space on the 3rd floor of the Building, consisting of approximately 1,887 rentable square feet, known as Suite 300; a Third Amendment to Lease dated as of September 29, 1992 (the "Third Amendment") by which Lessee leased additional space on the 6th floor of the Building, consisting of approximately 3,017 rentable square feet, known as Suite 690; a Fourth Amendment to Lease dated as of August 27, 1993 (the "Fourth Amendment") by which Lessee leased additional space on (i) the 5th floor of the Building, consisting of approximately 8,125 rentable square feet (later measured to be 8,247 rentable square feet), (ii) the 4th floor of the Building consisting of approximately 9,373 rentable square feet, known as Suite 490, (iii) the 3rd floor of the Building consisting of approximately 4,352 rentable square feet, known as Suite 390, and (iv) the 3rd floor of the Building consisting of approximately 7,689 rentable square feet, known as Suites 301 and 303; a Fifth Amendment to Lease dated as of April 29, 1995 (the "Fifth Amendment") by which Lessee returned to Lessor approximately 3,017 rentable square feet on the sixth floor of the Building; a Sixth Amendment to Lease dated as of January 26, 1996 (the "Sixth Amendment"); a Seventh Amendment to Lease dated March 31, 1996 (the "Seventh Amendment"); and a Conditional Partial Lease Termination Agreement dated as of August 15, 1998 (the "Termination Agreement") by which Lessor and Lessee terminated the Lease with respect to approximately 3,971 rentable square feet of space on the 3rd floor of the Building. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and Termination Agreement is hereinafter referred to as the "Lease." Consequently, in accordance with the Lease, and prior to this

Eighth Amendment, Lessor leases to Lessee, and Lessee leases from Lessor, a total of approximately 59,844 rentable square feet of office space (the "Premises") in the Building.

     B.   Lessor is successor in interest to Original Lessor.

     C. The term of the Lease is scheduled to expire (i) on October 31, 1998 for approximately 25,690 rentable square feet (and Lessee will not be extending the Term of the Lease with respect to such space), and (ii) on October 31, 1999 for the remaining approximately 34,154 rentable square feet (and Lessee will be extending the Term of the Lease with respect to such space, less the 1,887 rentable square feet in the Third [3rd] Floor Space described below), all as more particularly described in Paragraph 1 of the Seventh Amendment, as amended by the Termination Agreement.

     D. Lessor and Lessee desire to extend the Term of the Lease for approximately 32,267 rentable square feet to be sixty (60) full calendar months following November 1, 1998 (the "Extension Term Commencement Date"), and to make other changes in the Lease, all as hereinafter provided.

     E. Lessor and Lessee further desire to amend the Lease to accomplish the following:

     (a) Commencing upon the Extension Term Commencement Date Lessee shall occupy and pay rent on:

       (i) the entire seventh (7th) floor of the Building (the "Seventh [7th] Floor Space") containing approximately 32,267 rentable square feet (and containing approximately 29,334 usable square feet),

       (ii) a portion of the sixth (6th) floor of the Building (the "Initial Sixth [6th] Floor Space") containing approximately 980 rentable square feet (and containing approximately 875 usable square feet), and

       (iii) a portion of the fourth (4th) floor of the Building (the "Fourth [4th] Floor Space") containing approximately 9,373 rentable square feet (and containing approximately 8,369 usable square feet) (but Lessee shall pay rent only on 2,046 rentable square feet of the Fourth [4th] Floor Space).

     (b) When certain space on a portion of the sixth (6th) floor of the Building (the "Additional Sixth [6th] Floor Space") containing approximately 2,046 rentable square feet (and containing approximately 1,827 usable square feet) becomes available, as provided herein, Lessee shall also lease the Additional Sixth (6th) Floor Space. Once Lessee occupies the Additional Sixth (6th) Floor Space, Lessee shall vacate the Fourth (4th) Floor Space as provided herein; and thereafter (i) the Initial Sixth (6th) Floor Space and the Additional Sixth (6th) Floor Space shall be referred to as the Sixth (6th) Floor Space, and (ii) the Sixth (6th) Floor

     Space shall contain approximately 3,026 rentable square feet (and approximately 2,702 usable square feet).

     (c) The approximate configuration and location of the Seventh (7th) Floor Space is shown on Exhibit A-1 attached hereto. The approximate configuration and location of the Initial Sixth (6th) Floor Space is shown on Exhibit A-2 attached hereto. The approximate configuration and location of the Additional Sixth (6th) Floor Space is shown on Exhibit A-3 attached hereto. The approximate configuration and location of the Fourth (4th) Floor Space is shown on Exhibit A-4 attached hereto. The approximate configuration and location of the Third (3rd) Floor Space is shown on Exhibit A-5 attached hereto.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties herein, Lessor and Lessee agree as follows:

     1. Lease Terms. All capitalized terms not defined herein shall have the same meaning set forth in the Lease.

     2.  Lease of Premises.

         (a) Commencing November 1, 1998, and continuing through the Term (as extended herein), Lessor leases to Lessee and Lessee leases from Lessor,
     (i) the Seventh (7th) Floor Space, (ii) the Initial Sixth (6th) Floor Space, and (iii) the Fourth (4th) Floor Space (subject to termination of the Fourth [4th] Floor Space, as hereinafter provided).

         (b) Commencing upon the date (the "Additional Sixth [6th] Floor Commencement Date") Lessor delivers possession of the Additional Sixth
     (6th) Floor Space to Lessee, and continuing through the Term (as extended herein), Lessor hereby leases to Lessee, and Lessee leases from Lessor, the Additional Sixth (6th) Floor Space. Lessee understands and agrees that the Additional Sixth (6th) Floor Space is currently leased by another tenant (the "Existing Tenant") pursuant to a lease expiring December 31, 1998. Lessor agrees to deliver possession of the Additional Sixth (6th) Floor Space to Lessee when Lessor obtains possession thereof from the Existing Tenant. If the Existing Tenant holds over in the Additional Sixth (6th) Floor Space beyond the expiration of its lease, Lessor agrees to use its good faith efforts to regain possession of the Additional Sixth (6th) Floor Space from the Existing Tenant and deliver possession of the Additional Sixth (6th) Floor Space to Lessee.

         (c) On the Additional Sixth (6th) Floor Commencement Date: (x) the Lease shall partially terminate with respect to the Fourth (4th) Floor Space, (y) Lessee shall vacate the Fourth (4th) Floor Space, and (z) Lessee shall have no obligation accruing under the Lease with respect to the Fourth (4th) Floor Space following the date Lessee vacates the Fourth (4th) Floor Space.

         (d) From and after the Additional Sixth (6th) Floor Commencement Date the Premises shall consist of the following spaces in the Building:

----------------------------------------------------------------------------------------
                                    Approximate            Applicable Commencement
Space                               Rentable Area          Date
----------------------------------------------------------------------------------------
Seventh (7th)
Floor Space                         32,267 square feet     11/01/98
----------------------------------------------------------------------------------------
Initial Sixth (6th)
Floor Space                         980 square feet        11/01/98
----------------------------------------------------------------------------------------
Additional Sixth (6th)                                     Additional Sixth (6th) Floor
Floor Space                         2,046 square feet      Space Commencement Date
----------------------------------------------------------------------------------------

     3. Extension of Term. The Term of the Lease is hereby extended to be sixty (60) full calendar months following the Extension Term Commencement Date, subject to the provisions of the Early Termination Right contained in Paragraph 8 below.

     4. Condition of Spaces. Lessee shall take the Fourth (4th) Floor Space, the Initial Sixth (6th) Floor Space and the Seventh (7th) Floor Space in their existing "AS IS" condition on the Extension Term Commencement Date. Lessee shall take the Additional Sixth (6th) Floor Space in its existing "AS IS" condition on the Additional Sixth (6th) Floor Space Commencement Date.

     5. Alterations and Allowance. Lessee shall have the right to make Alterations in accordance with the provisions of Section 11 of the Original Lease, (i) in the Seventh (7th) Floor Space and the Initial Sixth (6th) Floor Space for a period of up to twelve (12) months following the Extension Term Commencement Date, and (ii) in the Additional Sixth (6th) Floor Space for a period of up to six (6) months following the Additional Sixth (6th) Floor Commencement Date. Upon completion of the Alterations in each of the respective spaces, Lessor shall pay to Lessee a construction allowance (the "Allowance") equal to $5.00 per usable square foot of area in the Seventh (7th) Floor Space and in the Sixth (6th) Floor Space to reimburse Lessee for Lessee's hard and soft costs and expenses incurred by Lessee in designing, space planning, construction drawings, permitting and constructing the Alterations. Such Allowance shall be payable by Lessor to Lessee for the Seventh (7th) Floor Space and the Initial Sixth (6th) Floor Space within thirty (30) days after Lessee (a) completes such Alterations in such spaces and (b) submits to Lessor a written request for reimbursement for the costs of such Alterations, together with lien waivers from the general contractor and all subcontractor and suppliers showing that the costs of such Alterations have been paid in full with respect to the Seventh (7th) Floor Space and the Initial Sixth (6th) Floor Space ("Lessee's Initial Allowance Request"), provided the actions described in (a) and (b) of this sentence are performed within twelve (12) months following the Extension Term Commencement Date. Such Allowance shall be payable by Lessor to Lessee for the Additional Sixth (6th) Floor Space within thirty (30) days after Lessee (a) completes such Alterations in such space and (b) submits to Lessor a written request for reimbursement for the costs of such Alterations, together with lien waivers from the general contractor and all subcontractor and suppliers showing that the costs of such Alterations have been paid in full with respect to the Additional Sixth

(6th) Floor Space ("Lessee's Additional Allowance Request"), provided the actions described in (a) and (b) of this sentence are performed within six (6) months following the Additional Sixth (6th) Floor Commencement Date. If Lessee does not complete the Alterations and submit the written request for reimbursement for the respective spaces within the times specified above, then Lessee shall lose the right to the Allowance for any such space. If Lessor does not pay the portion of the Allowance contained in Lessee's Initial Allowance Request within thirty (30) days after Lessee delivers Lessee's Initial Allowance Request (containing all the documentation required therein) to Lessor, then the unpaid past due balance of the Allowance shall bear interest at the rate contained in Section 25 (c) of the Original Lease commencing upon the date Lessee delivered Lessee's Initial Allowance Request to Lessor until paid in full. If Lessor does not pay the portion of the Allowance contained in Lessee's Additional Allowance Request within thirty (30) days after Lessee delivers Lessee's Additional Allowance Request (containing all the documentation required therein) to Lessor, then the unpaid past due balance of the Allowance shall bear interest at the rate contained in Section 25 (c) of the Original Lease commencing upon the date Lessee delivered Lessee's Additional Allowance Request to Lessor until paid in full.

     6. Give Back of Space. On the Extension Term Commencement Date the Lease shall partially terminate with respect to approximately 1,887 rentable square feet of space located on the third (3rd) floor of the Building and known as Suite 300 (the "Third [3rd] Floor Space"), which Third (3rd) Floor Space was initially leased pursuant to the terms of the Second Amendment, and the term for which Third (3rd) Floor Space, prior to this Eighth Amendment, would otherwise expire on October 31, 1999. With respect to the Third (3rd) Floor Space Lessor and Lessee shall have no liability for any obligations accruing under the Lease subsequent to the later of (i) October 31, 1998, or (ii) the date Lessee actually vacates the Third (3rd) Floor Space.

     7.  Monthly Base Rent for Premises.

        (a) Commencing upon (i) the Extension Term Commencement Date, and continuing through the Term (as extended herein) Lessee shall pay to Lessor the following monthly Base Rent for the combined Seventh (7th) Floor Space and the Initial Sixth (6th) Floor Space:

      Months Following       Annual Base Rent
      the Extension Term     Per Rentable          Base Rent
      Commencement Date:     Square Foot:          per Month:
      -------------------    ----------------      ----------
           01 - 12:          $23.00 per sf         $63,723.42
           13 - 24:          $23.75 per sf         $65,801.35
           25 - 36           $24.75 per sf         $68,571.94
           37 - 48:          $25.75 per sf         $71,342.52
           49 - 60:          $26.50 per sf         $73,420.46

     (b) Commencing upon Additional Sixth (6th) Floor Commencement Date, and continuing through the Term (as extended herein) Lessee shall pay to Lessor the following monthly Base Rent for the Additional Sixth (6th) Floor Space:

      Months Following       Annual Base Rent
      the Extension Term     Per Rentable          Base Rent
      Commencement Date:     Square Foot:          per Month:
      -------------------    ----------------      ----------
           01 - 12:           $23.00 per sf        $3,921.50
           13 - 24:           $23.75 per sf        $4,049.38
           25 - 36            $24.75 per sf        $4,219.88
           37 - 48:           $25.75 per sf        $4,390.38
           49 - 60:           $26.50 per sf        $4,518.25

     (c) Commencing upon the Extension Term Commencement Date and continuing until the later of (i) the Additional Sixth (6th) Floor Commencement Date, or (ii) the date Lessee actually vacates the Fourth (4th) Floor Space, Lessee shall pay to Lessor $3,921.50 per month as monthly Base Rent for the Fourth (4th) Floor Space.


     8. Option for Early Termination of Lease. Provided that Asymetrix Learning Systems, Inc. has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to Asymetrix Learning Systems, Inc. and shall not be transferable or exercisable for the benefit of any assignee of the Lease, or any sublessee of any portion of the Premises), and provided that Lessee is not in default under this Lease at the time of exercise or at any time thereafter until the effective date of termination, Lessee shall have the one-time option to terminate this Lease effective October 31, 2001 ("Early Termination Date") after giving written notice to Lessor of Lessee's exercise of such termination option no later than October 31, 2000 and paying to Lessor, no later than August 31, 2001, as an "Early Termination Fee" an amount equal to the sum of (i) the unamortized portion of the Allowance, and brokerage commissions both amortized straight line, with an interest rate of ten percent (10%) per annum, over sixty
(60) months following the Extension Term Commencement Date (ii) two (2) months of Base Rent following the Early Termination Date, and (iii) the Effective Rent Differential (defined as the difference in the average rent paid through the Termination Date versus the average effective rent payable over the entire sixty
(60) months following the Extension Term Commencement Date. Lessee shall have such option to terminate only if such option is exercised precisely in the manner provided herein. Upon timely and proper exercise of such option, this Lease shall terminate on the Termination Date as specified in this Termination provision, and Lessee shall surrender the Premises to Lessor, on or before the Termination Date in accordance with the provisions of the Lease.

     9.  Right Of First Offer.

         (a) Provided that Asymetrix Learning Systems, Inc. has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to Asymetrix Learning Systems, Inc. and shall not be transferable or exercisable for the benefit of any assignee of the Lease, or any sublessee of any portion of the Premises), and provided Lessee is not in default under this Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Lessee, and subject to any and all rights of other tenants in the Building with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Eighth Amendment, Lessee shall have a one-time right of first offer to lease the following space in the Building: Any space on the Sixth (6th) floor of the Building.

         (b) Such right of first offer (i) may only be exercised with respect to vacant space or space which has been previously leased and as to which an existing tenant of the Building has elected not to extend its lease or re-lease such space and (ii) may only be exercised with respect to all of the space being offered by Lessor. If any space qualifying for such right of first offer becomes available, Lessor shall offer to lease such space to Lessee at the same Base Rent in effect from time-to-time under the Lease following the Extension Term Commencement Date and on the same terms under which Lessee is leasing the Seventh (7th) Floor Space; provided, however, notwithstanding the provisions under which Lessee is leasing the Seventh (7th) Floor Space, Lessor shall not be obligated to contribute any Allowance for any right of first offer space if less than eighteen (18) months remain in the Term between the commencement date for the applicable right of first offer space and either the Early Termination Date, or the Expiration Date, as the case may be. Lessee shall have ten (10) Business Days following receipt of Lessor's offer with respect to any such space offered by Lessor under within which to notify Lessor in writing of its intention to lease such space, and such notice, if given by Lessee, shall constitute an acceptance of Lessor's terms for the lease of such space. If Lessee exercises such right of first offer, the space to be leased by Lessee shall be leased on the same terms and conditions as are contained in this Lease, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Lessee fails so to exercise Lessee's right of first offer within such ten (10) Business Day period, Lessor may thereafter lease such space to other prospective tenants; provided, however, if Lessor proposes to lease such space at an effective rent that is less than ninety percent (90%) of the effective rent proposed to Lessee, or upon other terms which are materially more favorable to the prospective tenant, Lessor shall first re-offer such space to Lessee at such lower rent and/or more favorable terms in accordance with the provisions of this paragraph.

         (c) If Lessee does not lease the specific right of first offer space from Lessor when it is first offered to Lessee by Lessor or when it is re-offered to Lessee because the economic terms first offered to Lessee have materially changed, as described in the last sentence of paragraph
         (b) above, then this right of first offer shall terminate with respect to the specific space offered by Lessor to Lessee (but not with respect to any other space on the sixth [6th] floor of the Building, which shall remain subject to the provisions of this Section unless previously offered to Lessee), and Lessee shall have no further rights to lease the specific right of first offer space after it has been offered to Lessee.

     10.  Base Year.  Effective upon the Extension Term Commencement Date (a)
Section 9 is amended to substitute calendar year 1998 (the "Base Year") for calendar year 1991, and (b) the following is added as a new provision (k) to
Section 9 of the Lease:

     "(k)  Limitation on Lessee's Obligation to Pay Increases in Operating
     Costs.

           Notwithstanding any other provision contained herein to the contrary, Lessor agrees that commencing with the first calendar year following the Base Year, Lessee shall not be obligated to pay for increases in Operating Costs for the applicable calendar year (other than increases that are attributable to [a] changes in Lessee's Share from time to time, and [b] "Uncontrollable Expenses") that exceed an amount equal to eight percent (8%) of the Actual Operating Costs for the preceding calendar year.

          For the purpose of this Subsection (k) the term "Uncontrollable Expenses" is hereby defined to consist of (i) all utilities, (ii) all premiums for insurance coverage, including, without limitation, worker's compensation premiums, (iii) all Taxes, including, without limitation, sales taxes on personal property and payroll taxes, (iv) non-recurring maintenance and repairs, and (v) costs of complying with governmental requirements."

     11. Limitation on Increases in Parking Rates. Commencing upon the Extension Term Commencement Date and continuing throughout the Term, Lessee shall pay the then current market parking rate at the Building for the parking stalls Lessee is entitled to use under the Lease, subject to the following limitations: (a) Lessor shall be entitled to increase the parking rate charged to Lessee for each parking stall only on an anniversary date of the Extension Term Commencement Date, and (b) Lessee shall not be obligated to pay for increases in the parking rate (if any) that exceed an amount equal to five percent (5%) (excluding taxes) of the parking rate Lessee was obligated to pay immediately prior to the applicable anniversary of the Extension Term Commencement Date. The parties hereby agree that for the purposes of this Agreement on the Extension Term Commencement Date the market parking rate at the Building shall not exceed $75.00 per parking stall.

     12. Effective upon the full execution of this Eighth Amendment Section 30 of the Lease is amended and restated to read in its entirety as follows:

          30. Sale by Lessor and No Personal Liability. The term "Lessor," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of a sale or conveyance by Lessor of the Building, and provided that any such transferee assumes in writing the obligations of Lessor under this Lease (subject to the limitation of liability set forth in this Section), the same shall operate to release Lessor from any future liability for any covenants or conditions, express or implied, to be performed under this Lease in favor of Lessee after the date of such conveyance, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee. Notwithstanding any other term or provision of this Lease, the liability of Lessor for its obligations under this Lease is limited solely to Lessor's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Lessor or against Lessor's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Lessor's obligations or actions under this Lease.

     13. Brokers. Lessee warrants and represents to Lessor that in the negotiating or making of this Amendment neither Lessee nor anyone acting on Lessee's behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Amendment other than Leibsohn & Company (the "Broker"). Lessor shall pay the fee or commission of the Broker in accordance with Lessor's separate written agreement with the Broker, if any. Lessee agrees to indemnify and hold Lessor harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Lessor, asserted by any broker or finder for a fee or commission other than the foregoing Broker, based upon any dealings with or statements made by Lessee or its representatives.

     14. Authority. Each of the persons executing this Amendment on behalf of Lessee warrants and represents that Lessee is a duly organized and validly existing entity, that Lessee has full right and authority to enter into this Lease and that the persons signing on behalf of Lessee are authorized to do so and have the power to bind Lessee to this Lease.

     15. Signage. Provided that Asymetrix Learning Systems, Inc. leases and occupies at least 32,000 rentable square feet in the Building (it being intended that all rights pursuant to this provision are and shall be personal to Asymetrix Learning Systems, Inc. and shall not be transferable or exercisable for the benefit of any assignee of the Lease, or any sublessee of any portion of the Premises), and provided that Lessee is not in default under this Lease, Lessee shall have the right to place a lighted sign ("Lessee's Sign") identifying Lessee on the exterior cross-member at the seventh (7th) floor of the Building in the location shown on Exhibit B attached hereto. The lighting for Lessee's Sign shall be consistent with lighting at comparable class A buildings in downtown Bellevue, Washington area built after 1988; provided, however, in no instance shall Lessee's Sign be neon. The electricity for Lessee's Sign shall be separately metered, at Lessee's sole cost and expense, and Lessee shall pay, when due, the electricity charges for Lessee's Sign. Lessee's Sign shall be (a) subject to Lessor's prior written approval of the size, location, material, color, method of attachment to the Building, and all other aspects of Lessee's Sign, which approval shall not be unreasonably withheld, and (b) subject to all applicable ordinances, regulations and the prior approval of all applicable governmental authorities, (c) shall only be installed after Lessee obtains all necessary permits and approvals from the applicable authorities, and (d) shall be installed and maintained in a first class condition at Lessee's sole cost and expense (including, without limitation, the cost of obtaining all permits and other governmental approval). Throughout the Term of the Lease Lessee shall not make any change or changes to Lessee's Sign without the prior written consent of Lessor. Within fifteen (15) days after the expiration or termination of this Lease Lessee agrees, at Lessee's sole cost and expense, to remove Lessee's Sign from the exterior of the Building and to repair any damage to the exterior of the Building caused by the installation or removal of Lessee's Sign. If Lessee fails to remove Lessee's Sign from the exterior of the Building, and to repair any damage to the exterior of the Building, within fifteen (15) days after the expiration or termination of this Lease, then Lessor shall have the right to do so at Lessee's expense, and Lessee agrees to pay to Lessor the costs of such removal and repair within thirty (30) days after Lessor invoices Lessee therefor. Lessee will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of Lessee's Sign and agrees to indemnify and hold harmless Lessor from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising therefrom.

     16. Ratification of Lease. The Lease, as modified by this Amendment, remains in full force and effect, and Lessor and Lessee hereby ratify the same. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. All references to the Lease in any document shall be deemed to mean the Lease as amended by this Eighth Amendment.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into and executed this Eighth Amendment as of date of this Eighth Amendment.

Lessor:                                     Lessee:
110 ATRIUM PLACE ASSOCIATES, LLC            ASYMETRIX LEARNING
                                            SYSTEMS, INC.,
a California limited liability company      a Delaware corporation

By:  Opportunity Capital Partners III, LLC
     a California limited liability company


  By:  ________________________             By:    ____________________________
  Name:                                     Name:  ____________________________
  Title:  Manager                           Title: ____________________________

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

                            CORPORATE ACKNOWLEDGMENT



STATE OF                 )
                         ) ss.
COUNTY OF                )

     THIS IS TO CERTIFY that on this _________ day of ____________________, 199____, before me, the undersigned, a notary public in and for the state of ___________________________________, duly commissioned and sworn, personally appeared ___________________________________________________________________
to me known to be the ______________________________________________________
respectively, of __________________________________________________________,
the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.



                    Signature _______________________________________________
                    Printed Name ____________________________________________
                    Notary public in and for the state of __________________, residing at _____________________________________________
                    My appointment expires __________________________________

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